Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6

THIS AMENDMENT NO. 6 TO FIRST LIEN SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 8, 2009 by and among TRIPLE CROWN MEDIA, LLC, a Delaware limited liability company (the “Borrower”), TRIPLE CROWN MEDIA, INC., a Delaware corporation (the “Parent”), the subsidiary guarantors identified on the signature pages hereto (the “Subsidiary Guarantors” and collectively, with the Parent, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (the “Administrative Agent”) on behalf of itself and the other lenders party to the Credit Agreement referred to below (the “Lenders”).

STATEMENT OF PURPOSE

The Lenders have extended certain credit facilities to the Borrower pursuant to the First Lien Senior Secured Credit Agreement dated as of December 30, 2005 by and among the Borrower, the Parent, the Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended by Amendment No. 1 dated as of May 19, 2006, Consent and Amendment No. 2 dated as of September 14, 2006, Amendment No. 3 dated as of November 9, 2007, Amendment No. 4 dated as of February 15, 2008, Amendment No. 5 dated as of March 31, 2009, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On September 14, 2009, in connection with a proposed restructuring of certain claims against, and equity interests in, the Loan Parties (the “Restructuring”), the Loan Parties filed a Plan of Reorganization (the “Plan of Reorganization”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to which (i) all obligations of the Borrower, the Parent and the Subsidiary Guarantors under the Loan Documents will be reinstated pursuant to section 1124(2) of the Bankruptcy Code, (ii) all obligations of the Borrower, the Parent and the Subsidiary Guarantors under the Second Lien Loan Documents will be terminated and (iii) the lenders party to the Second Lien Term Loan Facility will receive shares of common stock of the Parent and $10,000,000 in original principal amount of second lien senior secured notes (the “Second Lien Notes”) co-issued by the Borrower and the Parent, guaranteed by the Subsidiary Guarantors and secured by substantially the same collateral that now secures the obligations of such parties under the Second Lien Loan Documents. The Plan of Reorganization was confirmed by an Order of the Bankruptcy Court entered on December 8, 2009. The conditions to the consummation of the Plan of Reorganization include the execution of an amendment to the Credit Agreement modifying certain provisions contained in the Credit Agreement.

Accordingly, the Borrower has requested that the Lenders amend such provisions pursuant to the terms of this Amendment, and, subject to the terms and conditions set forth herein, the Lenders party hereto are willing to agree to such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments. Pursuant to Section 9.01 of the Credit Agreement and effective subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 5 hereof, the Lenders hereby agree and are deemed to consent to the following amendments:

(a) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by adding in alphabetical order the following defined terms and the corresponding definitions thereof:

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Plan of Reorganization” has the meaning ascribed to such term in the Sixth Amendment.

“Related Fund” means, with respect to a Lender, any investment fund, limited partnership, limited liability company or other entity that shares a common or Affiliated manager or general partner with such Lender, or that is advised or managed by the same or an Affiliated investment advisor or investment manager to such Lender.

“Restructuring” means the restructuring of certain of the claims against, and interests in, the Loan Parties pursuant to the Plan of Reorganization.

“Restructuring Effective Date” means the first Business Day (as defined in the Plan of Reorganization) on which all of the conditions precedent to effectiveness of the Plan of Reorganization, as specified in the Plan of Reorganization, have been satisfied or waived in accordance with its terms.

“Second Lien Notes” means those certain second lien notes co-issued in accordance with the Plan of Reorganization by the Borrower and the Parent, guaranteed by the Subsidiary Guarantors and secured by substantially the same collateral that secured the obligations of such parties under the Second Lien Loan Documents immediately prior to the Restructuring Effective Date.

“Second Lien Term Loan Credit Agreement” means the Second Lien Term Loan Facility.

“Sixth Amendment” means that certain Sixth Amendment to this Agreement, dated as of December 8, 2009.

“Stockholders Agreement” means the Stockholders Agreement, to be dated as of the Restructuring Effective Date, among the Parent and the stockholders of the Parent party thereto, as amended.

“Third Amendment” means that certain Third Amendment to this Agreement, dated as of November 9, 2007.

(b) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by deleting the definitions of “Affiliate”, “Change of Control”, “Eligible Assignee”, “Permitted Holder”, “Second Lien Loan Documents” and “Second Lien Term Loan Facility” in their entirety and substituting, in lieu thereof, the following definitions:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person, and “Affiliated” shall be interpreted accordingly. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons (other than any Permitted Holders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower; or (e) any “Change of Control” (or equivalent event) set forth in the Permitted Refinancing Debt Documents shall have occurred. Notwithstanding the foregoing, the issuance in connection with the Restructuring of Voting Interests of the Parent to the lenders who were party to the Second Lien Term Loan Facility immediately prior to the Restructuring Effective Date, and any changes to the Board of Directors of the Parent in connection therewith, shall not be deemed a Change of Control.

“Continuing Directors” means the directors of the Parent on the Effective Date or appointed upon consummation of the Restructuring, and each other director if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least a majority of the then Continuing Directors.

“Eligible Assignee” means (a) a Lender Party; (b) an Affiliate or Related Fund of a Lender Party; (c) an Approved Fund; and (d) any other Person (other than an individual) approved by (i) the Administrative Agent, (ii) in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under clause (c) or (d) of this definition.

“Permitted Holder” means (i) each lender under the Second Lien Term Loan Facility that receives equity of the Parent in connection with the Restructuring, and any Related Fund or

Affiliate of such lender, (ii) any Person controlled by any of the Persons described in clause (i), or (iii) any group of Persons (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of which any Person described in clauses (i) or (ii), individually or collectively, has control over such group. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

“Second Lien Loan Documents” means the “Loan Documents” or the “Note Documents”, as applicable, as defined in the Second Lien Term Loan Facility, as amended to the extent permitted under the Loan Documents.

“Second Lien Term Loan Facility” means the Second Lien Senior Secured Credit Agreement, dated as of the date hereof, among the Borrower, the guarantors party thereto, the lenders party thereto, certain agents and arrangers party thereto and Wachovia, as administrative agent, as amended in accordance with the Intercreditor Agreement, and any second lien indebtedness that refinances the Second Lien Term Loan Facility in accordance with the Intercreditor Agreement, including the Second Lien Notes contemplated to be issued under the Plan of Reorganization.

(c) Section 1.01 (“Definitions”) of the Credit Agreement is hereby amended by deleting the definition of “Warrants” in its entirety.

(d) Section 2.06(b) (“Prepayments”) of the Credit Agreement is hereby amended by deleting subsection (vii) in its entirety and substituting, in lieu thereof, the following:

“(vii) At any time, in the event the Parent and its Subsidiaries have, for a period of three (3) consecutive Business Days, (x) during the period January 1, 2010 through March 31, 2010, cash in excess of $2,000,000 or (y) during any other period, cash in excess of $1,000,000 (such excess amount above $2,000,000 or $1,000,000, as applicable, the “Surplus Cash”), the Borrower shall immediately prepay the Revolving Credit Facility in the amount of such Surplus Cash.”

(e) Section 5.01(q) (“Conditions Subsequent”) of the Credit Agreement is hereby amended by deleting subsection (iii) in its entirety and substituting, in lieu thereof, the following:

“Within 45 days after the Restructuring Effective Date (which time period may be extended by an additional 45 days at the sole discretion of the Collateral Agent), the Borrower shall furnish to the Collateral Agent Account Control Agreements (as defined in the Security Agreement), Securities Account Control Agreements (as defined in the Security Agreement) or such other “control agreements” in form and substance reasonably satisfactory to the Collateral Agent covering all of the Loan Parties’ Account Collateral or Security Collateral (each as defined in the Security Agreement) other than payroll accounts or such other exceptions as the Collateral Agent may permit, acting upon the written direction of the Required Lenders.”

(f) Section 5.02(b) (“Debt”) of the Credit Agreement is hereby amended by deleting subsection (i)(A) in its entirety and substituting, in lieu thereof, the following:

“[Intentionally omitted]”

(g) Section 5.02(b) (“Debt”) of the Credit Agreement is hereby amended by adding the following new subsection (iv) at the end of such Section:

“(iv) in the case of the Parent, Debt incurred under the Second Lien Loan Documents upon consummation of the Plan of Reorganization.”

(h) Section 5.02(f) (“Investments”) of the Credit Agreement is hereby amended by deleting subsection (v) in its entirety and substituting, in lieu thereof, the following:

“[Intentionally omitted]”

(i) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting the first paragraph of such subsection in its entirety and substituting, in lieu thereof, the following paragraph:

“(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”1

(j) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting the final sentence of such provision and substituting, in lieu thereof, the following:

“For the avoidance of doubt, the Parent may issue Equity Interests pursuant to the Plan of Reorganization.”

(k) Section 5.02(h) (“Amendments to Constitutive Documents, Etc.”) of the Credit Agreement is hereby amended by deleting the last sentence of such provision in its entirety and substituting, in lieu thereof, the following:

“Notwithstanding the foregoing, the Parent or any other Loan Party may amend its certificate of incorporation or bylaws or other constitutive documents in connection with (x) any transaction permitted under Section 5.02(s), in each case, in form and substance satisfactory to the Administrative Agent, or (y) the consummation of the Plan of Reorganization.”

(l) Section 5.02(j) (“Prepayments, Etc. of Debt”) of the Credit Agreement is

[1]	Amended to remove references to the Warrants.

hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(j) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (including the Second Lien Term Loan Facility), except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) subject to the Intercreditor Agreement, regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or any of its Subsidiaries that are Loan Parties and (iii) the cancellation of the Loan Parties’ obligations under the Second Lien Loan Documents, as in effect immediately prior to the Restructuring Effective Date, in accordance with the Plan of Reorganization, in exchange for the Second Lien Notes and equity of the Loan Parties.”

(m) Section 5.02(l) (“Negative Pledge”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) the Second Lien Term Loan Facility, in effect on the date hereof or, following a refinancing of such facility pursuant to the Plan of Reorganization, in effect as of the Restructuring Effective Date, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.”

(n) Section 5.02(o) (“Payment Restrictions Affecting Subsidiaries”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Parent or any Subsidiary of the Parent (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing (x) Surviving Debt or (y) the Second Lien Term Loan Facility, in each case as in effect on the date hereof or, in the case of (y), following a refinancing of such facility pursuant to the Plan of Reorganization, in effect as of the Restructuring Effective Date, and (iii) any agreement in effect at the time a Person first became a Subsidiary of the Parent, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent.”

(o) Section 5.02(r) (“Transactions with Affiliates”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(r) Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or such Subsidiary as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to (i) transactions between or among the Borrower and any Subsidiary Guarantors or between or among any Subsidiary Guarantors, (ii) transactions, arrangements, fees reimbursements and indemnities specifically and expressly permitted between or among such parties under this Agreement, (iii) reasonable compensation and indemnities to officers and directors (including any payments in respect of directors’ and officers’ liability insurance), (iv) the transactions with Affiliates of the Parent described in the Section of the Registration Statement entitled “Interests of Certain Persons in the Transactions”, (v) the transactions and arrangements contemplated by the Plan of Reorganization, including those contemplated by the Second Lien Loan Documents and the Stockholders Agreement and (vi) payments to holders of Second Lien Notes in accordance with the terms of the Second Lien Loan Documents, as in effect as of the Restructuring Effective Date and as permitted to be amended pursuant to the terms hereof and the Intercreditor Agreement.”

(p) Section 7.10 (“Intercreditor Agreement”) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting, in lieu thereof, the following paragraph:

“SECTION 7.10. Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.07) hereby authorizes and directs the Agents to enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Agents may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.”

(q) Section 9.04(b) (“Costs and Expenses”) of the Credit Agreement is hereby amended by deleting the final sentence of the first paragraph thereof in its entirety and substituting, in lieu thereof, the following:

“Each Loan Party also agrees that, without the prior written consent of the Administrative Agent (acting upon the written direction of the Required Lenders), neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes a full and unconditional written release of each Indemnified Party from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.”

(r) Section 9.04(b) (“Costs and Expenses”) of the Credit Agreement is hereby amended by deleting the first sentence of the second paragraph thereof in its entirety and substituting, in lieu thereof, the following:

“In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against any Loan Party or any of its Subsidiaries2 in which such Indemnified Party is not named as a defendant, such Loan Party agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and expenses of its legal counsel.”

(s) Section 9.07 (“Assignments and Participations”) of the Credit Agreement is hereby amended by deleting the first sentence of subsection (g) in its entirety and substituting, in lieu thereof, the following:

“(g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates (other than Lender Parties and their Related Funds or Affiliates)) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances (including such Lender’s participations in Letter of Credit Advances) owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Loan Parties, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.”

3. Incurrence of Additional Debt. Notwithstanding any agreement to the contrary in Section 4 of the Third Amendment, the parties hereto agree that the Parent and the Borrower shall be entitled to issue, and any of the Loan Parties shall be entitled to guarantee, the Second Lien Notes as contemplated by the Plan of Reorganization.

4. Waiver. Pursuant to Section 9.01 of the Credit Agreement and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 5 of this Amendment, the Required Lenders hereby waive:

(a) any Defaults or Events of Default arising under (i) Section 5.03(b) of the Credit Agreement as a result of the Borrower’s failure to make timely delivery to the Agents and

[2]	Amended to remove the words “or Affiliates”.

the Lender Parties of a copy of the annual audit report for the Parent and its Subsidiaries for the Fiscal Year ended June 30, 2009 and of the related documentation specified in Section 5.03(b); provided, that such audit report and all such related documentation shall be delivered to the Agents and the Lender Parties no later than March 31, 2010, and (ii) Section 6.01(f) of the Credit Agreement as a result of the filing of a Chapter 11 bankruptcy proceeding with respect to the Loan Parties in the Bankruptcy Court on September 14, 2009 (Case No. 90-13181), of the consummation of the Restructuring or of any corporate action taken by any of the Loan Parties or any of their Subsidiaries to authorize such filing or the Restructuring; and

(b) any future Default or Event of Default that arises as a result of the failure of the Parent and its Subsidiaries to comply with the Fixed Charge Coverage Ratio set forth in Section 5.04(c) of the Credit Agreement for the four fiscal quarters ending December 31, 2009.

5. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date above stated:

(a) Executed Amendment. The Administrative Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and each of the Lenders party hereto.

(b) The Borrower shall have paid all reasonable outstanding fees, costs and expenses of the Administrative Agent, including, without limitation, the reasonable fees, expenses and disbursements of Seward & Kissel LLP due pursuant to Section 10 hereof.

6. Limited Effect of Amendment. Except as expressly modified herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder,” “hereof’ or words of like import referring to the Credit Agreement, and each reference in the Credit Agreement and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof’ or words of lie import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a “Loan Document” as defined in the Credit Agreement.

7. Acknowledgment by Guarantors. By their execution hereof, each of the Guarantors hereby expressly (a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party remain in full force and effect (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

8. Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the other Loan Parties hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrower or any Loan Party ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto (collectively “Claim”), to the extent that any such Claim shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

9. Covenant Not to Sue. The Borrower and each of the Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Borrower and each Loan Party pursuant to Section 8 above. If the Borrower or any of its respective successors, assigns or other legal representatives, or any Loan Party, or its respective successors, assigns, and other legal representatives violates the foregoing covenant, each of the Borrower, for itself and its respective successors, assigns and legal representatives, and each Loan Party for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.

10. Expenses. The Borrower shall pay, on the date of this Amendment, all reasonable fees and out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Seward & Kissel LLP. For the avoidance of doubt, the payment of such fees, costs and expenses shall be a joint and several obligation of the Loan Parties.

11. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of such state.

(b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.

(c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.

(d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.

(f) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TRIPLE CROWN MEDIA, LLC, as the Borrower

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

TRIPLE CROWN MEDIA, INC., as the Parent and a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

BR ACQUISITION CORP., as a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

BR HOLDING, INC., as a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

DATASOUTH COMPUTER CORPORATION, as a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

[Amendment No. 6 to Credit Agreement]

GRAY PUBLISHING, LLC, as a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

CAPITAL SPORTS PROPERTIES, INC., as a Guarantor

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

[Amendment No. 6 to Credit Agreement]